UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 5, 2017

FNB BANCORP

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

000-49693	92-2115369
(Commission File Number)	(IRS Employer Identification No.)

975 El Camino Real, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 588-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 31, 2017, the registrant, FNB Bancorp, a California corporation and the parent company of First National Bank of Northern California, a national banking association, announced that its Board of Directors had declared a stock split, aggregating approximately 2,436,057 shares, payable at the rate of three shares of FNB Bancorp common stock for every two shares of FNB Bancorp common stock owned. The stock split will be payable on May 26, 2017 to holders of record as of May 5, 2017, and an amendment of Article IV of the registrant’s Articles of Incorporation, effecting the stock split, was filed with the California Secretary of State on May 5, 2017. A copy of the Certificate of Amendment of Articles of Incorporation is filed as Exhibit 99.1 to this Current Report and incorporated herein by reference. The amendment was adopted and approved by the Board of Directors. Shareholder approval was not required.

A complete copy of the registrant’s Articles of Incorporation, as amended, is filed as Exhibit 99.2 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1 Certificate of Amendment of Articles of Incorporation
99.2 Articles of Incorporation (as of May 5, 2017)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2017

FNB BANCORP (Registrant)

By: /s/ David A Curtis
David A. Curtis
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Certificate of Amendment of Articles of Incorporation
99.2	Articles of Incorporation (as of May 5, 2017)